EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cap Rock Energy Corporation (the “Company”) on Form 10-K/A for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David W. Pruitt, Co-Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 30, 2004

By: /s/ David W. Pruitt
David W. Pruitt
Co-Chairman of the Board, President, and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Cap Rock Energy Corporation and will be retained by Cap Rock Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.